Exhibit 10.3

Execution Version

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS.  THIS NOTE MAY NOT BE OFFERED, SOLD, ASSIGNED, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT PERTAINING TO THE NOTE UNDER SUCH ACT AND UNDER ANY APPLICABLE STATE SECURITIES LAWS, UNLESS THE PAYOR HEREOF IS REASONABLY SATISFIED THAT SUCH REGISTRATION IS NOT REQUIRED IN CONNECTION WITH SUCH OFFER, SALE, ASSIGNMENT, TRANSFER OR OTHER DISPOSITION.

This instrument and the rights and obligations evidenced hereby are subordinate in the manner and to the extent set forth in  THAT CERTAIN Subordination and Intercreditor Agreement dated as of May 18, 2016, BY AND AMONG WILLIAM C. mORRIS AND rOBERT S. rUBIN, EACH AS SUBORDINATED CREDITORS, AND WELLS fARGO bANK, nATIONAL aSSOCIATION (as administrative agent, as defined therein) (as the same may be amended or otherwise modified from time to time pursuant to the terms thereof, the “subordination and intercreditor agreement”) to the indebtedness (including interest) owed by the credit Parties (as defined in the senior credit facilities, as defined below) pursuant to the senior credit facilities; and each holder of this instrument, by its acceptance hereof, irrevocably agrees to be bound by the provisions of the Subordination and Intercreditor Agreement.

PROMISSORY NOTE

May 18, 2016	$5,000,000

FOR VALUE RECEIVED, the undersigned Carbo Ceramics Inc., a Delaware corporation (including its successors, “Payor”), hereby promises to pay to  the order of Robert S. Rubin (together with his successors and assigns, “Payee”), the principal amount (the “Principal Amount”) of this promissory note (this “Note”), together with accrued and unpaid interest thereon, each due and payable on the dates and in the manner set forth below.

1. Principal Amount, Maturity and Prepayment.

a. Principal Amount:  The Principal Amount of this Note is $5,000,000.

b. Maturity:  The Principal Amount plus any accrued and unpaid interest shall be due and payable on April 1, 2019 (the “Maturity Date”).

c. Optional Prepayment:  Payor may, at any time, prepay in cash all or any portion of the unpaid outstanding balance of this Note (without premium or penalty); provided that each such prepayment shall be accompanied by accrued and unpaid interest on the prepaid portion of the Principal Amount calculated to the payment date of such portion of the Principal Amount.

2. Interest.

a. Interest shall accrue on the unpaid outstanding balance of the Principal Amount, from (and including) the date hereof, to (but excluding) the Maturity Date at seven percent (7.0%) per annum (the “Interest Rate”).

b. Payments of interest on this Note shall be due and payable semi-annually in arrears on (i) each October 1 and April 1 (each an “Interest Payment Date”), commencing on  October 1, 2016, until the Maturity Date and on the Maturity Date or (ii) any prepayment date, if earlier, whereupon all accrued and unpaid interest with respect to the prepaid portion of the Principal Amount shall be due.

c. If any principal of or interest on the Note is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall (to the fullest extent permitted by applicable law) bear interest, after as well as before judgment, at a rate per annum equal to nine percent (9.0%), payable on demand; provided, however, that two percent (2.0%) of such increased interest amount shall be payable only on the Maturity Date.

3. Payments Generally; Taxes.

a. All payments and prepayments in respect of this Note shall be paid by Payor by wire transfer of immediately available funds to such account or accounts as Payee shall give notice of to Payor. If any Interest Payment Date or the date set for any payment of the Principal Amount is not a Business Day, such payments shall be due on the next succeeding Business Day.

b. Each payment hereunder shall be made in full without setoff, deduction or counterclaim.

c. Each payment by Payor under this Note shall, except as required by law, be made free and clear of, and without withholding or deduction for or on account of, any present or future income, stamp, or other taxes, levies, imposts, duties, charges, fees, deductions, or withholdings imposed by the United States of America or any political subdivision or taxing authority thereof or therein or any other jurisdiction from or through which Payor makes payment hereunder (collectively, the “Taxes”).  In the event that Payor is required to withhold any amounts in respect of Taxes under applicable law, Payor shall withhold or deduct any Taxes required to be withheld or deducted from any payment due hereunder.  Payor shall pay to the appropriate governmental authority any such Taxes withheld or deducted before penalties are payable or interest accrues thereon, and if any such penalties are payable or any such interest accrues, Payor shall also make payment thereof when due to the appropriate governmental authority.  Within thirty (30) days after each such payment of Taxes, penalties, or interest, Payor shall deliver to Payee or its assigns a receipt evidencing such payment.

4. Guaranty.

a. Each Person executing this Note as a guarantor (individually, a “Guarantor” and collectively, the “Guarantors”) irrevocably and unconditionally guarantees to Payee, jointly and severally with the other Guarantors, the due and punctual payment of the Note and performance of the obligations under this Note (the “Note Obligations”).  Each Guarantor further agrees that the Note Obligations may be extended or renewed, in whole or in part, or amended or modified, without notice to or further assent from it, and that it will remain bound by its guarantee hereunder notwithstanding any such extension or renewal, or amendment or modification, of any of the Note Obligations.  Each Guarantor waives presentment to, demand of payment from and protest to Payor or any other Guarantor of any of the Note Obligations, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment.  In furtherance of the foregoing and not in limitation of any other right that Payee has at law or in equity against any Guarantor by virtue hereof, upon the failure of Payor or any Guarantor to pay any Note Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each Guarantor hereby promises to and will forthwith pay, or cause to be paid to Payee, in cash the amount of such unpaid Note Obligation.

b. Each Guarantor further agrees that its guarantee hereunder constitutes a guarantee of payment when due (whether or not any bankruptcy or similar proceeding shall have stayed the accrual of collection of any of the Note Obligations or operated as a discharge thereof) and not merely of collection.  Each Guarantor agrees that its guarantee hereunder is continuing in nature and applies to all of the Note Obligations, whether currently existing or hereafter incurred.

c. The obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise of any of the Note Obligations, and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of any of the Note Obligations, any impossibility in the performance of any of the Note Obligations or otherwise.

d. To the fullest extent permitted by applicable law, each Guarantor waives any defense based on or arising out of any defense of Payor or any Guarantor or the unenforceability of the Note Obligations or any part thereof from any cause, or the cessation from any cause of the liability of Payor or any Guarantor (other than payment in full of the Note Obligations).  Payee may, at its election and in accordance with the terms of this Note, exercise any right or remedy available to it against Payor or any Guarantor, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Note Obligations have been paid in full.  To the fullest extent permitted by applicable law, each Guarantor waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against Payor or any other Guarantor, as the case may be.

e. Each Guarantor agrees that its guarantee hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Note Obligations is rescinded or must otherwise be restored by Payee upon the insolvency, bankruptcy or reorganization (or any analogous proceeding in any jurisdiction) of Payor or any Guarantor or otherwise.

f. Notwithstanding anything to the contrary contained herein, the obligations of each Guarantor hereunder at any time shall be limited to an aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of the Bankruptcy Code or any comparable provisions of any other applicable law, in each case to the extent (if any) applicable to such Guarantor.

5. Representations and Warranties.  Payor represents and warrants to Payee that as of the date of this Note:

a. Due Organization:  Each of Payor and each Guarantor is (i) duly organized or incorporated, validly existing and in good standing under the laws of the jurisdiction of its organization or incorporation, as applicable and (ii) has the corporate or other organizational power and authority to own and operate its properties, to carry on its business as now conducted and to issue this Note.

b. Due Authorization; Enforceability:  This Note has been duly authorized, executed and delivered by Payor and each Guarantor, and constitutes a legal, valid and binding obligation of Payor or such Guarantor, as the case may be, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

c. No Conflict:  The execution, delivery and performance by Payor and each Guarantor of this Note will not (i) violate any provision of any law or any governmental regulation applicable to Payor or any Guarantor, or the Organizational Documents of Payor or any Guarantor, or any order, judgment or decree of any court or other agency of any government binding upon Payor or any Guarantor; (ii) conflict with, result in a breach of or constitute a default under any agreement binding upon Payor or any Guarantor; or (iii) result in or require the imposition of any lien upon any of the properties or assets of Payor or any Guarantor.

d. Governmental Consents:  The execution, delivery and performance by Payor and each Guarantor of this Note do not and will not require any registration with, consent or approval of, notice to, or other action to, with or by any governmental authority.

e. No Default:  Neither Payor nor any Guarantor is in default in the performance, observance or fulfillment of any of its respective obligations, covenants or conditions contained in the Senior Credit Facilities.

f. Compliance with Law:  Payor and each Guarantor are in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental authorities in respect of the conduct of their respective business and the ownership of their respective properties, except such non-compliance that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

g. Solvency:  Immediately after the issuance of this Note, Payor and its subsidiaries are, on a consolidated basis, Solvent.

h. Guarantors:  Each subsidiary of Payor that is a Guarantor (as such term is defined in the Senior Credit Facilities) under the Senior Credit Facilities has executed a counterpart signature page to this Note as a Guarantor hereunder.

6. Covenant to add Additional Guarantors.  Within three (3) Business Days of the designation of any subsidiary of Payor as a “Guarantor” (as such term is defined in the Senior Credit Facilities) under the Senior Credit Facilities, Payor shall cause any such subsidiary (each such subsidiary, an “Additional Party”) to become a Guarantor hereunder by delivering a counterpart signature page of this Note executed by such Additional Party as a Guarantor (the “Guarantee Requirement”).  Upon delivery of such counterpart signature page to Payee, notice of which is hereby waived by Payor and the other Guarantors, each Additional Party shall be a Guarantor hereunder and shall be as fully a party hereto as if such Additional Party were an original signatory hereof.  Payor and each Guarantor expressly agree that their respective obligations hereunder shall not be affected or diminished by the addition of any other Guarantor hereunder.  This Note shall be fully effective as to any Guarantor that is or becomes a party hereto regardless of whether any other Person becomes or fails to become a Guarantor hereunder.

7. Events of Default.  The occurrence at any time of any of the following events constitutes an event of default (an “Event of Default”) hereunder:

a. Payment Default:  Payor fails to pay (i) any principal when due under this Note or (ii) within three (3) Business Days of when due, any other amount due under this Note, including payments of interest and indemnification; provided, that failure to pay any amount under this Note when due as a result of Payee’s failure to comply with its obligations contained in the second sentence of Section 8 of the Subordination and Intercreditor Agreement shall not constitute an Event of Default until Payee has complied therewith.

b. Breach of Representations and Warranties:  Any representation or warranty made in this Note or in any document or statement given to Payee pursuant to this Note shall be false in any material respect as of the date made;

c. Breach of Covenant to add Additional Guarantors:  Payor shall fail to comply with the Guarantee Requirement.

d. Acceleration under Senior Credit Facilities:  Any failure to pay any principal amount due under the Senior Credit Facilities or any default under the Senior Credit Facilities that results in the acceleration of the indebtedness under the Senior Credit Facilities;

e. Bankruptcy; Insolvency:  (i) Payor or any Guarantor shall terminate its existence or dissolve or (ii) Payor or any Guarantor (A) admits in writing its inability to pay its debts generally as they become due; makes an assignment for the benefit of its creditors; consents to or acquiesces in the appointment of a receiver, liquidator, fiscal agent or trustee of itself or any of its property; files a petition under bankruptcy or other laws for the relief of debtors; or consents to any reorganization, arrangement, workout, liquidation, dissolution or similar relief; or (B) shall have had, without its consent: any court enter an order appointing a receiver, liquidator, fiscal agent or trustee of itself or any of its property;  any petition filed against it seeking reorganization, arrangement, workout, liquidation, dissolution or similar relief under bankruptcy or other laws for the relief of debtors and such petition shall not be dismissed, stayed or set aside for an aggregate of 60 days, whether or not consecutive.

Upon the occurrence of an Event of Default, upon written notice by Payee and subject to the Subordination and Intercreditor Agreement, the unpaid Principal Amount and all accrued and unpaid interest thereon shall be and become due and payable; provided that in the case of any Event of Default under Section 7(e), such unpaid Principal Amount and all accrued and unpaid interest thereon shall become due and payable automatically without any written notice.

8. Definitions.

a. “Action” has the meaning assigned to such term in Section 10(a).

b. “Additional Party” has the meaning assigned to such term in Section 6.

c. “Affiliate” means with respect to any Person, any other Person that, directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, such Person. For the purpose of this definition, “control” (including the terms “controlling,” controlled by,” and under common control with”), as used with respect to any Person, shall mean the direct or indirect possession of the power to direct, cause or effect the direction of the management or policies of such Person, whether through the ownership of securities or by contract or agency or otherwise.

d. “Bankruptcy Code” means Title 11 of the United States Code, as amended, or any similar federal or state law for the relief of debtors.

e. “Business Day” means any day other than a Saturday, Sunday or a day on which banks in New York City are authorized or obligated by law or executive order to close.

f. “Event of Default” has the meaning assigned to such term in Section 7.

g. “Guarantee Requirement” has the meaning assigned to such term in Section 6.

h. “Guarantors” has the meaning assigned to such term in Section 4(a).

i. “Indemnified Person” has the meaning assigned to such term in Section 10(a).

j. “Interest Payment Date” has the meaning assigned to such term in Section 2(b).

k. “Interest Rate” has the meaning assigned to such term in Section 2(a).

l. “Material Adverse Effect” means a material adverse effect on (i) the business, financial condition or results of operations of Payor, taken as a whole, (ii) the ability of Payor to fully and timely perform its obligations under this Note or (iii) the rights and remedies of Payee under this Note.

m. “Maturity Date” has the meaning assigned to such term in Section 1(b).

n. “Note” has the meaning assigned to such term in the preamble.

o. “Note Obligations” has the meaning assigned to such term in Section 4(a).

p. “Organizational Documents” means, with respect to any Person, the charter, articles or certificate of organization or incorporation and bylaws or other organizational or governing documents of such Person.

q. “Payee” has the meaning assigned to such term in the preamble.

r. “Payor” has the meaning assigned to such term in the preamble.

s. “Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, governmental authority or other entity.

t. “Principal Amount” has the meaning assigned to such term in the preamble.

u. “Senior Credit Facilities” means that certain Credit Agreement, dated as of January 29, 2010, among Payor, Wells Fargo Bank, National Association, as Administrative Agent and the other parties thereto, as amended by that certain Agreement and Amendment No. 7 to Credit Agreement, dated April 27, 2016 (as further amended, restated, supplemented or otherwise modified from time to time after the date hereof in accordance with the terms thereof and of the Subordination and Intercreditor Agreement).

v. “Solvent” means, that as of the date of determination, both (i)(a) the sum of Payor’s debts (including contingent liabilities) does not exceed the present fair saleable value of Payor’s present assets; (b) Payor’s capital is not unreasonably small in relation to its business as contemplated on the date of issuance of this Note and as reasonably expected to be conducted thereafter; (c) Payor has not incurred and does not intend to incur, nor believes (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due (whether at maturity or otherwise); and (ii) Payor is “solvent” within the meaning given that term and similar terms under applicable laws relating to fraudulent transfers and conveyances.  For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No.5).

w. “Taxes” has the meaning assigned to such term in Section 3(c).

9. Assignments.

The terms and provisions of this Note shall inure to the benefit of Payee and its successors and permitted assigns.  In the event of transfer or assignment, the rights and privileges conferred upon Payee shall automatically extend to and be vested in such assignee, subject to the terms and conditions hereof.  Notwithstanding the foregoing, Payee may not assign this Note to any Person without the prior written consent of Payor (such consent not to be unreasonably withheld); provided that Payee shall be entitled to assign this Note to any of its respective Affiliates.  Any such assignment shall be valid upon delivery of written notice by Payee to Payor.

10. Indemnification; Enforcement Expenses.

a. Payor agrees to indemnify and hold harmless Payee and its Affiliates, the respective officers, directors, employees, agents and representatives of the foregoing and their respective successors and permitted assigns (each, an “Indemnified Person”) from and against any and all losses, claims, damages, liabilities and out-of-pocket expenses, joint or several, to which any such Indemnified Person may become subject arising out of, resulting from or in connection with this Note or any actual or threatened claim, litigation, investigation or proceeding (any of the foregoing, an “Action”) relating to this Note, whether or not such Action is brought by Payor, Payor’s shareholders, Affiliates, creditors or any other Person, and to reimburse each such Indemnified Person promptly after receipt of a written request together with reasonably detailed backup documentation for any reasonable and documented out-of-pocket legal expenses or other reasonable and documented out-of-pocket expenses incurred in connection with investigating or defending any of the foregoing; provided that the foregoing indemnity will not, as to any Indemnified Person, apply to losses, claims, damages, liabilities or related expenses to the extent resulting from the willful misconduct, bad faith or gross negligence of such Indemnified Person, as determined by a court of competent jurisdiction in a final and non-appealable judgment.  Notwithstanding the foregoing, each Indemnified Person shall be obligated to refund and return promptly any and all amounts paid by Payor or any its Affiliates under this Section 10(a) to such Indemnified Person for any such losses, claims, damages, liabilities or expenses to the extent such Indemnified Person is determined by a court of competent jurisdiction in a final and non-appealable judgment to not be entitled to payment of such amounts.

b. In the event that Payee is required to take any action to collect or otherwise enforce payment of this Note, Payor agrees to pay such attorneys’ fees, court costs and other expenses as Payee may incur as a result thereof, whether or not suit is commenced.

11. Governing Law; Waiver of Jury Trial.

a. The provisions of this Note shall be governed by and construed in accordance with the laws of the State of New York.

b. Each of Payor and each Guarantor hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating this Note, or for recognition or enforcement of any judgment, and each of Payor and each Guarantor  hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court.  Each of Payor and each Guarantor  agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Note shall affect any right that Payee may otherwise have to bring any action or proceeding relating to this Note against Payor or any Guarantor in the courts of any jurisdiction.

c. Each of Payor and each Guarantor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Note in any court referred to in paragraph (b) of this Section 11.  Each of Payor and each Guarantor  hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

d. EACH OF PAYOR AND EACH GUARANTOR HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS NOTE (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH OF PAYOR AND EACH GUARANTOR (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF PAYEE OR ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT  IT WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT PAYEE HAS BEEN INDUCED TO LEND FUNDS TO PAYOR AND ACCEPT THIS NOTE BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS IN THIS SECTION 11(D).

12. Notices.

Unless notice is given to the contrary, any notices pursuant to this Note shall be given as follows:

To Payee:

Robert S. Rubin

218 Columbia Heights

Brooklyn, New York 11201

Facsimile:  +1 212 277 1533

To Payor and each Guarantor:

c/o Carbo Ceramics Inc.

Energy Center II

575 N. Dairy Ashford Rd., Suite 300

Attn:  Ernesto Bautista III, Chief Financial Officer

Telephone:  +1 281 931 8884

Facsimile:   +1 281 931 8302

13. Destruction, Loss, etc. of Note.

If this Note becomes mutilated or defaced, or is destroyed, lost, or stolen, Payor and each Guarantor shall execute and deliver a new note of like principal amount in exchange and substitution for the mutilated or defaced note, or in lieu of and in substitution for the destroyed, lost, or stolen note. If a note is mutilated or defaced, Payee shall surrender such note to Payor.  If any note becomes destroyed, lost, or stolen, Payee shall furnish to Payor an affidavit of the destruction, loss, or theft of such note.

14. Miscellaneous.

Any term or provision of this Note may be amended only by a writing, signed by Payor and Payee.  The observance of any term of this Note may be waived (either generally or in a particular instance and either retroactively or prospectively only by a writing, signed by Payee).  The waiver by Payee of any breach hereof or default in the performance hereof will not be deemed to constitute a waiver of any other default or any succeeding breach or default.  No such waiver will be effective unless signed in writing by Payee.  Any failure of Payee to enforce any of the provisions hereof will not be construed as a waiver of the right of Payee thereafter to enforce such provisions.

[Remainder of Page Intentionally Left Blank.]

IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, has caused this Note to be executed by its duly authorized officer on the day and year first written above.

Carbo ceramics inc.

By:	/s/ Ernesto Bautista, III
Name:	Ernesto Bautista, III
Title:	Chief Financial Officer

GUARANTEED BY THE FOLLOWING PERSONS AS GUARANTORS:

FALCON TECHNOLOGIES AND SERVICES, INC.

By:	/s/ Ernesto Bautista, III
Name:	Ernesto Bautista, III
Title:	Chief Financial Officer

STRATAGEN, INC.

By:	/s/ Ernesto Bautista, III
Name:	Ernesto Bautista, III
Title:	Chief Financial Officer

[Signature Page to Promissory Note]